Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Sow Good Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Unallocated (Universal) Shelf	Common Stock Preferred Stock Debt Securities Warrants Units(1)	457(o)	$50,000,000(1)	(1)	$50,000,000(1)	0.0001531	$7,655(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Total Offering Amounts						$50,000,000		$7,655.00

Total Fees Previously Paid								—

Total Fee Offsets								—

Net Fee Due								$7,655.00

(1) There are being registered under this Registration Statement such indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants and units of the Registrant, and a combination of such securities, as may be sold by the Registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).